                                                                      Exhibit 12
                                                                      ----------


Hawaiian Electric Industries Capital Trust I
HEI Preferred Funding, LP
COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SECURITIES OR LIMITED PARTNER DISTRIBUTIONS



                                                          For the period February 4, 1997 (inception)
                                                                    to December 31, 1997
                                                   --------------------------------------------------------
                                                       Hawaiian Electric
                                                      Industries Capital                 HEI Preferred
(dollars in thousands)                                      Trust I                       Funding, LP
-----------------------------------------------------------------------------------------------------------

Earnings.........................................                   $ 7,781                         $ 9,123
                                                                    =======                          ======


Fixed charges....................................                   $    --                         $    --
Preferred securities or limited partner
 distribution requirements.......................                     7,547                           7,781
                                                                    -------                         -------


TOTAL COMBINED FIXED CHARGES AND PREFERRED
    SECURITIES OR LIMITED PARTNER DISTRIBUTIONS..                   $ 7,547                         $ 7,781
                                                                    =======                         =======

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
    AND PREFERRED SECURITIES OR LIMITED PARTNER
    DISTRIBUTIONS................................                      1.03                            1.17
                                                                    =======                         =======